UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

OPTICAL COMMUNICATION PRODUCTS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required
☐	Fee computed on table below per Exchange Act Rules l4a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

TIME IS SHORT – PLEASE ACT TODAY!

                                                                                                October 23, 2007
Dear Fellow Stockholder:

According to our latest records, we have not received your voting instructions for the important special meeting of Optical Communication Products, inc. to be held on Wednesday, October 31, 2007.  Your vote is extremely important, no matter how many shares you hold.  Please note that if you do not vote, it has the same effect as a vote against the proposal.

Just recently, Institutional Shareholder Services Inc., the leading independent provider proxy advisory services, has recommended a vote FOR the merger with Oplink Communications, Inc.  Please vote today to avoid unnecessary solicitation costs to the Company.

For the reasons set forth in the proxy statement, dated October 2, 2007, the Board of Directors unanimously recommends that you vote “FOR” Proposals 1 and 2.  Please sign, date and return the enclosed proxy card immediately or, alternatively, you can vote by the Internet or telephone (see the instructions below) .

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 659-5550.  On behalf of your Board of Directors, thank you for your cooperation and continued support.

                        Sincerely,

                        Philip F. Otto
                        Director, Chief Executive Officer and President

You may use one of the following simple methods to promptly provide your voting instructions:

1.   Vote by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.   Vote by Telephone:  Call toll-free (800) 454-8683.  Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.